U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported):
         November 3, 2000


                            SELECT THERAPEUTICS, INC.
                     (Exact name of small business issuer as
                            specified in its charter)


        Delaware                     000-27353                     98-0169105
State or other jurisdiction         Commission                 (I.R.S. Employer
incorporation or organization       File Number             Identification No.)



            124 Mt. Auburn St., Suite 200 North, Cambridge, MA          02138
               (Address of principal executive offices)              (Zip Code)


         Registrant's telephone number, including area code:
         (617) 520-6693


                                       N/A
              (Former name, former address and former fiscal year,
                          if changed since last report)





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Item 2. Acquisition or Disposition of Assets.

     In November 1998, Select Therapeutics, Inc. (the "Company") acquired all of the issued and outstanding shares of Sierra Diagnostics Inc. ("Sierra"), a developer and manufacturer of diagnostics products, for 219,999 shares of the Company's Common Stock. Sales of Sierra's products were slower to develop than expected. As a result, the Company concluded that the time and resources required to develop this business opportunity were greater than anticipated and that it should discontinue its activities in the diagnostics area and focus its financial and management resources on its opportunities in therapeutics.

     Accordingly, on November 3, 2000, the Company sold all of the stock of Sierra to a group of private investors and management of Sierra in exchange for the buyer's promissory note (the "Note") in the principal amount of $1,394,400, secured by certain Sierra patent rights, and a six percent royalty (the "Royalty") on net sales of Sierra's current products in excess of $650,000 per calendar year. The sale was effected as of October 1, 2000. There is no fixed term to maturity of the Note. Beginning in 2002, principal on the Note is payable on or before January 31 of each year in an amount equal to 25% of the amount by which the net sales of Sierra's current products for the preceding calendar year exceed $650,000; provided that if such net sales exceed $167,500 for any quarter beginning after December 31, 2000, then the Company is entitled to a mandatory principal prepayment equal to 15% of the amount by which such quarterly net sales exceeded $167,500. Interest on the Note is at the "prime" rate and is payable quarterly beginning January 1, 2001. The Royalty may be terminated at the buyer's option in the event of a change of control in the buyer, provided the buyer makes a royalty termination payment (the "Royalty Termination Payment") to the Company which generally must be at least $750,000. The Company also received certain non-exclusive intellectual property rights.

     In determining the amount of consideration for Sierra, the Company sought to recoup its working capital intercompany advances to Sierra through repayment of the Note and to participate in Sierra's future success through the Royalty and the Royalty Termination Payment. There can be no assurance that the Note will be paid or that Select will receive any Royalties.

     As a result of it sale of Sierra, the Company no longer sells Sierra's in-vitro diagnostic kit for the detection of gonorrhea known under the trade name Gonostat (TM), or Sierra's technology for the preservation of nucleic acids in diversified body fluids, known under the trade name DNA-RNA Protect (TM); and the Company no longer operates Sierra's Food and Drug Administration-approved manufacturing facility of approximately 7,606 square feet located in Sonara, California, where Sierra manufactures its Gonostat diagnostic product.


Item 7. Financial Statements and Exhibits

     (b)  Pro Forma Financial Information.

          It is impracticable for the Company to file herewith the required pro forma financial information. The Company will file said pro forma financial within 75 days of the event reported in Item 23 hereof.


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     (c)  Exhibits

          2.1 Stock Purchase Agreement by and between Select Therapeutics Inc. and Sierra Diagnostics, LLC, dated November 3, 2000

          2.2 Promissory Note of Sierra Diagnostics, LLC to Select Therapeutics Inc.

          2.3  Royalty  Agreement  between  Select   Therapeutics  Inc.,  Sierra
               Diagnostics, Inc., and Sierra Diagnostics, LLC.

          2.4 IP Security Agreement between Select Therapeutics Inc., Sierra Diagnostics, Inc., and Sierra Diagnostics, LLC, dated November 3, 2000


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      Select Therapeutics, Inc.



Dated:  November 20, 2000                             By:  /s/ Robert Bender
                                                           --------------------
                                                           Robert Bender
                                                           Chairman of the Board



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